Exhibit 1.01

Alphabet Inc.
Conflict Minerals Report
For The Year Ended December 31, 2016

This Conflict Minerals Report for the year ended December 31, 2016 (this “CMR”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”), which requires certain reporting and disclosure related to conflict minerals. Conflict minerals are currently defined as cassiterite, columbite-tantalite, wolframite, gold, or their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”)1 for the purpose of this assessment. These requirements apply to registrants whatever the geographic origin of their conflict minerals and whether or not their conflict minerals fund armed conflict. Please refer to the Rule, Form SD, and SEC Release No. 34-67716 for definitions to the terms used in this CMR, unless otherwise defined herein.

Statements in this CMR are based on our due diligence activities performed in good faith through April 30, 2017 for the calendar year 2016 and are based on information available at the time of this filing, unless otherwise indicated. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter and refiner (collectively referred to as “smelters”) data, errors or omissions by suppliers or smelters, ongoing certifications of smelters, continued guidance or amendments to the Rule, and other issues. Additionally, this CMR may contain forward-looking statements that reflect what we strive to achieve in the future as we continue to improve our responsible sourcing program. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties.

References to our websites and information available through these websites is not incorporated into this CMR.

Throughout this CMR, we use “Alphabet,” “we,” “our,” “us” and similar terms to refer to Alphabet Inc. and its subsidiaries (collectively, “Alphabet”), unless otherwise indicated, and use “Google” to refer to Google Inc., a wholly owned subsidiary of Alphabet.

1.	Overview

(A) Company

Alphabet is a collection of businesses, the largest of which is Google. It also includes businesses that for financial reporting purposes we combine as Other Bets that are pretty far afield of our main Internet products, such as Access, Calico, CapitalG, GV, Nest, Verily, Waymo, and X. The objective of our Alphabet structure is about helping businesses within Alphabet prosper through strong leaders and independence.

__________________________
1 The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country.

Our Google segment represented approximately 99% of our consolidated revenues in 2016. It generates revenues primarily by delivering online advertising that consumers find relevant and that advertisers find cost-effective. Our Other Bets businesses are also making important strides in their industries, and our goal is for them to become thriving, successful businesses in the medium to long term. This CMR covers all products as described below from Google and Other Bets.

(B) In-Scope Products

While we generate revenues primarily from advertising, we also generate revenues from the sale of hardware and other devices. The hardware and other devices that were considered in scope for this CMR pertain to consumer-facing devices such as phones, home assistants, streaming devices, tablets, healthcare technology, thermostats, smoke alarms, video cameras and other electronics.

(C) Supply Chain

Our supply chain consists of a diverse range of suppliers and several manufacturing models. The products described above were manufactured by other companies on our behalf. Whether we are working with an Original Equipment Manufacturer or working more closely with the product’s design, we are several tiers away from the smelter and country of origin of the 3TG used in our products. We do not directly purchase raw materials. In addition, many of the suppliers we work with are not directly subject to the Rule and its corresponding regulations. Due to our position in the supply chain and limited visibility and leverage over the deeper levels of the supply chain, we engage and actively cooperate with other industry members via our participation in the Conflict Free Sourcing Initiative (the “CFSI”) which includes using the tools and programs developed by the CFSI such as the Conflict Minerals Reporting Template (the “CMRT”) and the Conflict-free Smelter Program (the “CFSP”).

(D) Conflict Minerals Policy

We believe it is essential to establish validated conflict-free sources of 3TG within the Democratic Republic of the Congo (the “DRC”) and adjoining countries (together, with the DRC, the “Covered Countries”), so that these minerals can be procured in a way that contributes to economic growth and development in the regions. To aid in this effort, we have established a conflict minerals policy and an internal team to implement the policy. Our conflict minerals policy is accessible on our website at https://abc.xyz/investor/conflictminerals/.

We expect our suppliers to source 3TG from compliant conflict-free smelters such as those audited through the CFSI or the CFSP (www.conflictfreesourcing.org), perform due diligence on the source and chain of custody of the 3TG used in our products, and provide their due diligence measures to us upon request.

2.	Reasonable Country of Origin Inquiry

To identify which of our suppliers to survey regarding the source of the 3TG used in our products, we inventoried our products to determine which completed products were either manufactured or contracted for manufacture by us between January 1, 2016 and December 31, 2016, and if they were intended to enter the stream of commerce. For products in scope, we identified and compiled a list of our suppliers (our “in-scope suppliers”) from whom we requested information regarding their sourcing of 3TG.

We requested that such identified in-scope suppliers provide us with information regarding their supply chain using the CMRT from the CFSI. The CMRT included questions about location or mine of origin of the 3TG in the products, and obligated in-scope suppliers to make similar efforts to survey their supply chains using the CMRT and report the smelters and location or mine of origin of necessary 3TG. We reviewed and monitored responses from our in-scope suppliers and followed up with any questions, as appropriate, to further qualify their responses. If an in-scope supplier did not respond, we made multiple attempts to contact the in-scope supplier.

Although we received a high response rate from our in-scope suppliers, certain in-scope suppliers identified some smelters in their supply chains that were not recognized as a valid smelter by the CFSI. Our in-scope suppliers provided data to us at either the supplier level or the product level but, in many cases, in-scope supplier responses did not relate specifically or solely to the products supplied to us. Additionally, some of our in-scope suppliers indicated that they are still in the process of gathering information from their suppliers. We continue to work with our in-scope suppliers to ensure that all of their suppliers are represented.

In-scope supplier responses indicated that some of the smelters used by certain in-scope suppliers at various levels of our supply chain obtain 3TG from the Covered Countries. In-scope supplier responses also indicated sourcing 3TG from outside of the Covered Countries, from recycled or scrap sources, and from unknown origins. Based on the results of our supply chain survey and due to the nature of our supply chain as described in Section 1(C) above, we were unable to verify with certainty the source and chain of custody of all of the 3TG used in our products. Due to the fact that 10% of the smelters, all of which are compliant, disclosed by our in-scope suppliers have been reported by the CFSI to source from the Covered Countries, we proceeded by conducting due diligence as described in Section 3 below.

3.	Due Diligence

Our due diligence measures were designed in accordance with the framework set forth in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, 2013 (“OECD Guidance”), and the related Supplements for 3TG.

Below is a description of our due diligence activities performed for the 2016 reporting year as they relate to the five-step framework set forth in the OECD Guidance.

OECD Step 1 - Establish strong company management systems

•	Our conflict minerals policy described in Section 1(D) is publicly available on our website.

•	We have an internal team, which includes representatives from supply chain, legal, and finance organizations, that is responsible for executing our conflict minerals program.

•	Our governance structure includes senior management from our in-scope supply chains, legal and finance organizations who are responsible for monitoring our due diligence activities.

•	We include responsible sourcing and due diligence requirements in Google’s Supplier Code of Conduct and in our master supplier contract template.

•	We communicate with our in-scope suppliers to use the CMRT to disclose sourcing information about the 3TG in their products.

•	Our products utilize a system that includes online platforms for storing and managing our conflict minerals due diligence activities, communications, and results.

•	We have a document retention policy for maintaining conflict minerals program documentation for a minimum of five years.

•	We have a grievance mechanism for reporting violations of our policies.

OECD Step 2 - Identify and assess risk in the supply chain

•	We requested that our in-scope suppliers provide a CMRT in order to collect information about the smelters of 3TG used in our products.

•	We assessed the CMRTs received from our in-scope suppliers for completeness and reasonableness based on internally defined review criteria.

•	We validated whether each smelter disclosed by our in-scope suppliers was a compliant, active or standard smelter by checking against the smelter data provided by the CFSI.

•	We integrated conflict minerals criteria into our Sustainable Supply Chain audit program.

OECD Step 3 - Design and implement a strategy to respond to identified risks

•	We provide regular updates to our sustainable supply chain team on our due diligence activities and Conflict Minerals Report.

•	We update our Audit Committee at least annually on our due diligence activities and Conflict Minerals Report.

•	We contacted standard smelters that were not yet compliant or active to emphasize the importance of being certified by the CFSI as conflict-free.

•
We continued to support sourcing from the “Covered Countries” and supported in-region projects through our contributions to the Public-Private Alliance for Responsible Minerals Trade, and Pact to address the child labor issues in the DRC, the CFSP, and the CFSP’s Initial Audit Fund.

OECD Step 4 - Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain

•	Google joined the CFSI in 2013 (member ID: GOOG). In 2016, the membership was transferred from Google to Alphabet, and we continue to be a member.

•	We relied upon the CFSI to validate that companies meet the criteria of smelter and then certify them as conflict-free.

•	We conducted sustainable supply chain audits, with independent third parties, on a portion of our suppliers, which included reviewing their conflict minerals programs.

•	We began to conduct onsite standard smelter visits in coordination with other CFSI member companies to help the smelters prepare for the actual CFSP audit.

OECD Step 5 - Report on supply chain due diligence

•	We publish a CMR annually, and our reports are accessible on our website at https://abc.xyz/investor/conflictminerals/.

4.	Due Diligence Results

Smelter Disclosure

Based on our due diligence of the information provided by our in-scope suppliers for the 2016 reporting period, we have reason to believe that a portion of the 3TG used in our products originated from the Covered Countries. While we have not identified any instances of sourcing that directly or indirectly supported conflict in the Covered Countries, we are not declaring any of our products to be “DRC Conflict Free.” In some instances, information provided by our in-scope suppliers was unverifiable or incomplete and, as such, we were unable to verify with certainty the source and chain of custody of all of the necessary 3TG in our products. Based on our due diligence, we identified 307 total smelters, of which 80% are considered compliant on the CFSI website. This represents an improvement from 75% in 2015. Additionally, we identified 14 active smelters bringing the total number of compliant and active smelters to 260 or 85% of our total smelters.

The results of our due diligence on the 3TG used in our in-scope products are noted below:

2016 Smelters*	Tin	Tungsten	Tantalum	Gold	Total
Number of smelters	84	45	44	134	307
Number (%) of smelters listed as “compliant” by the CFSI	68 (81%)	40 (89%)	44 (100%)	94 (70%)	246 (80%)
Number (%) of smelters listed as “active” by CFSI	8 (10%)	0 (0%)	0 (0%)	6 (4%)	14 (5%)
Number (%) of smelters listed as “compliant” or “active” by CFSI	76 (91%)	40 (89%)	44 (100%)	100 (74%)	260 (85%)

* The table represents those smelters disclosed by our suppliers that are listed on the CFSI’s Standard Smelter List as having valid smelting or refining operations, and those which are listed as compliant or active based on information available on the CFSI's website (www.conflictfreesourcing.org) as of March 31, 2017. Smelters and refiners on the Active list have committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs and have submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts. Please refer to Appendix I for a combined list of smelters as disclosed in this table.

Efforts to Determine Mine or Location of Origin

As part of our due diligence process described in Section 3 above, we worked to ensure that our efforts to identify mines and the country of origin of the 3TG in our products have been reasonable and aligned to industry practices through our support of processes and tools developed by the CFSI. Appendix II includes the country of origin data provided to the CFSI for compliant smelters only.

5.	Continuous Improvement in Understanding Source of Material

We recognize that efforts to reduce violence associated with conflict minerals are ongoing and require continually adapting to changing situations. We will continue to improve our compliance processes including, but not limited to, taking the following steps:

•	In the 2017 reporting year, we will continue to engage with in-scope suppliers to gain better visibility of the country of origin and chain of custody of the 3TG used in our products.

•
We will continue to use and encourage our in-scope suppliers to use publicly available tools from the CFSI; we will continue to work with our in-scope suppliers and engage with our supply chain to increase the quality of the data provided to us.

•	We will continue to be a member of the CFSI and contribute to the various initiatives, as described above.

•	We will continue to encourage our in-scope suppliers to source from conflict-free smelters that are listed as compliant by the CFSI.

•
As we enter into contracts with new suppliers and renew contracts with existing suppliers, we will continue to include requirements that our suppliers support our conflict minerals policy and due diligence efforts.

APPENDIX I Smelter List

Metal	Smelter Reference	Smelter Location
Gold	Advanced Chemical Company	United States Of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Air Products	United States Of America
Gold	Aktyubinsk Copper Company Too	Kazakhstan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining And Metallurgical Complex (Ammc)	Uzbekistan
Gold	Anglogold Ashanti Córrego Do Sítio Mineração	Brazil
Gold	Argor-heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis Ag	Germany
Gold	Baiyin Nonferrous Metals Corporation (Bnmc)	China
Gold	Bangko Sentral Ng Pilipinas (Central Bank Of The Philippines)	Philippines
Gold	Bauer Walser Ag	Germany
Gold	Boliden Ab	Sweden
Gold	C. Hafner Gmbh + Co. Kg	Germany
Gold	Caridad	Mexico
Gold	Ccr Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux S.A.	Switzerland
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Changsha South Tantalum Niobium Co., Ltd.	China
Gold	Chimet S.P.A.	Italy
Gold	China Golddeal Investment Co., Ltd.	China
Gold	China National Gold Group Corporation	China
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Colt Refining	United States Of America
Gold	Daejin Indus Co., Ltd.	Korea (Republic Of)
Gold	Daeryongenc	Korea (Republic Of)
Gold	Daye Non-ferrous Metals Mining Ltd.	China
Gold	Dsc (Do Sung Corporation)	Korea (Republic Of)
Gold	Doduco Gmbh	Germany
Gold	Dongguan Standard Electronic Material Co., Ltd	China
Gold	Dowa	Japan
Gold	Eco-system Recycling Co., Ltd.	Japan
Gold	Estanho De Rondônia S.A.	Brazil
Gold	Feinhütte Halsbrücke Gmbh	Germany
Gold	Ferro Corporation	Unknown
Gold	Ojsc Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-tech Co., Ltd.	China
Gold	Guoda Safina High-tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Harima Smelter	Japan

Gold	Heimerle + Meule Gmbh	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals Gmbh & Co. Kg	Germany
Gold	Honorable Hardware Craft Product Limited Company	Unknown
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwaseong Cj Co., Ltd.	Korea (Republic Of)
Gold	Inner Mongolia Qiankun Gold And Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	Asahi Refining Usa Inc.	United States Of America
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Jsc Ekaterinburg Non-ferrous Metal Processing Plant	Russian Federation
Gold	Jsc Uralelectromed	Russian Federation
Gold	Jx Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kanfort Industrial (Yantai)	China
Gold	Kazakhmys Smelting Llc	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kemet Blue Powder	United States Of America
Gold	Kennecott Utah Copper Llc	United States Of America
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Metal Co., Ltd.	Korea (Republic Of)
Gold	Kunshan Jinli Chemical Industry Reagents Co.,Ltd.	China
Gold	Kyrgyzaltyn Jsc	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Ls-nikko Copper Inc.	Korea (Republic Of)
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States Of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metallic Resources, Inc.	Unknown
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor Usa Refining Corporation	United States Of America
Gold	Metalúrgica Met-mex Peñoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining And Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	N.E. Chemcat	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining And Metallurgical Combinat	Uzbekistan

Gold	Nihon Material Co., Ltd.	Japan
Gold	Elemetal Refining, Llc	United States Of America
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Ojsc "The Gulidov Krasnoyarsk Non-ferrous Metals Plant" (Ojsc Krastsvetmet)	Russian Federation
Gold	Ojsc Kolyma Refinery	Russian Federation
Gold	Pamp S.A.	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant Of Non-ferrous Metals	Russian Federation
Gold	Pt Aneka Tambang (Persero) Tbk	Indonesia
Gold	Px Précinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States Of America
Gold	Samduck Precious Metals	Korea (Republic Of)
Gold	Samwon Metals Corp.	Korea (Republic Of)
Gold	Sanmenxia Hengsheng Science And Technology, Research And Development Co., Ltd	China
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Sempsa Joyería Platería S.A.	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China
Gold	Shenzhen Tiancheng Chemical Co Ltd	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Sincemat Co, Ltd.	China
Gold	So Accurate Group, Inc.	United States Of America
Gold	Soe Shyolkovsky Factory Of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Suzhou Huafu Metal.Co,.Ltd	China
Gold	Suzhou Xingrui Noble	China
Gold	Tai Zhou Chang San Jiao Electron Co.,Ltd	Unknown
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Great Wall Precious Metals Co., Ltd. Of Cbpm	China
Gold	The Hutti Gold Mines Co.Ltd	India
Gold	The Refinery Of Shandong Gold Mining Co., Ltd.	China
Gold	Tianshui Ling Bo Technology Co., Ltd.	Unknown
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom	Korea (Republic Of)
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States Of America
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/A The Perth Mint)	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan

Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yoo Chang Metal	Korea (Republic Of)
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongyuan Gold Smelter Of Zhongjin Gold Corporation	China
Gold	Gold Refinery Of Zijin Mining Group Co., Ltd.	China
Gold	Morris And Watson	New Zealand
Gold	Safina A.S.	Czech Republic
Gold	Guangdong Jinding Gold Limited	China
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Faggi Enrico S.P.A.	Italy
Gold	Geib Refining Corporation	United States Of America
Gold	Mmtc-pamp India Pvt., Ltd.	India
Gold	Republic Metals Corporation	United States Of America
Gold	Kghm Polska Miedź Spółka Akcyjna	Poland
Gold	Fidelity Printers And Refiners Ltd.	Zimbabwe
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold	Al Etihad Gold Llc	United Arab Emirates
Gold	Emirates Gold Dmcc	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Sudan Gold Refinery	Sudan
Gold	T.C.A S.P.A	Italy
Gold	Remondis Argentia B.V.	Netherlands
Gold	Tony Goetz Nv	Belgium
Gold	Korea Zinc Co., Ltd.	Korea (Republic Of)
Gold	Too Tau-ken-altyn	Kazakhstan
Gold	Molycorp Silmet A.S.	Unknown
Gold	Saamp	France
Gold	Saxonia Edelmetalle Gmbh	Germany
Gold	Wieland Edelmetalle Gmbh	Germany
Gold	Ögussa Österreichische Gold- Und Silber-scheideanstalt Gmbh	Austria
Gold	Metahub Industries Sdn. Bhd.	Malaysia
Gold	Au Traders And Refiners	South Africa
Gold	Aura-ii	United States Of America
Gold	Gcc Gujrat Gold Centre Pvt. Ltd.	India
Gold	Sai Refinery	India
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Bangalore Refinery	India
Tantalum	Atlantic Metals	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum And Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States Of America
Tantalum	F&X Electro-materials Ltd.	China

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Gmbh	Germany
Tantalum	Hi-temp Specialty Metals, Inc.	United States Of America
Tantalum	Jiujiang Jinxin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China
Tantalum	King-tan Tantalum Industry Ltd.	China
Tantalum	Lsm Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining And Smelting Co., Ltd.	Japan
Tantalum	Npm Silmet As	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Quantumclean	United States Of America
Tantalum	Rfh Tantalum Smeltry Co., Ltd.	China
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works Oao	Russian Federation
Tantalum	Taicang City Nancang Metal Material Co.,Ltd	China
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Tantalite Resources	South Africa
Tantalum	Telex Metals	United States Of America
Tantalum	Ulba Metallurgical Plant Jsc	Kazakhstan
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Tanco	Unknown
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili Branch	China
Tantalum	D Block Metals, Llc	United States Of America
Tantalum	Fir Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	Xinxing Haorong Electronic Material Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Kemet Blue Metals	Mexico
Tantalum	Plansee Se Liezen	Austria
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Tantalum And Niobium Gmbh	Germany
Tantalum	H.C. Starck Surface Technology And Ceramic Powders Gmbh	Germany
Tantalum	H.C. Starck Hermsdorf Gmbh	Germany
Tantalum	H.C. Starck Inc.	United States Of America
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting Gmbh & Co. Kg	Germany
Tantalum	Plansee Se Reutte	Austria
Tantalum	Global Advanced Metals Boyertown	United States Of America
Tantalum	Global Advanced Metals Aizu	Japan

Tantalum	Kemet Blue Powder	United States Of America
Tantalum	Tranzact, Inc.	United States Of America
Tantalum	E.S.R. Electronics	United States Of America
Tantalum	Avon Specialty Metals Ltd.	United Kingdom Of Great Britain And Northern Ireland
Tantalum	Resind Indústria E Comércio Ltda.	Brazil
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Power Resources Ltd.	Macedonia (The Former Yugoslav Republic Of)
Tin	Act Japan	Japan
Tin	Aim Group	Unknown
Tin	American Iron And Metal	Canada
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	China
Tin	Kennametal Huntsville	United States Of America
Tin	Baoshida Swissmetal	Unknown
Tin	Best Metais	Brazil
Tin	Brinkmann Chemie Ag	Germany
Tin	Cfc Cooperativa Dos Fundidores De Cassiterita Da Amazonia Ltda.	Brazil
Tin	Chenzhou Yunxiang Mining And Metallurgy Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Cnmc (Guangxi) Pgma Co., Ltd.	China
Tin	Alpha	United States Of America
Tin	Cooperativa Metalurgica De Rondônia Ltda.	Brazil
Tin	Cv Duta Putra Bangka	Indonesia
Tin	Cv Gita Pesona	Indonesia
Tin	Pt Justindo	Indonesia
Tin	Cv Makmur Jaya	Indonesia
Tin	Pt Aries Kencana Sejahtera	Indonesia
Tin	Cv Serumpun Sebalai	Indonesia
Tin	Cv United Smelting	Indonesia
Tin	Dae Kil Metal Co., Ltd	Korea (Republic Of)
Tin	Dowa	Japan
Tin	Duksan Hi-metal	Korea (Republic Of)
Tin	Em Vinto	Bolivia (Plurinational State Of)
Tin	Estanho De Rondônia S.A.	Brazil
Tin	Ethiopian Minerals Development Share Company	Ethiopia
Tin	Feinhütte Halsbrücke Gmbh	Germany
Tin	Fenix Metals	Poland
Tin	Fort Wayne Wire Die, Inc.	United States Of America
Tin	Fuji Metal Mining Corp.	Japan
Tin	Gebrueder Kemper Gmbh	Germany
Tin	Gejiu Non-ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Gomat-e-k.	Unknown
Tin	Guixi Smelter	China

Tin	Hana-high Metal	Korea (Republic Of)
Tin	High Quality Technology Co., Ltd.	China
Tin	Huaxi Smelting Co. Ltd	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Ibf Ind Brasileira De Ferroligas Ltda	Brazil
Tin	Jean Goldschmidt International	Belgium
Tin	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tin	Gejiu Kai Meng Industry And Trade Llc	China
Tin	Koki Products Co.,Ltd	Thailand
Tin	Kovohutě Příbram Nástupnická, A.S.	Czech Republic
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Malaysia Smelting Corporation (Msc)	Malaysia
Tin	Mcp Metalspecialties, Inc	United States Of America
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.	United States Of America
Tin	Metallum Group Holding Nv	Belgium
Tin	Metalor Suzhou	China
Tin	Mineração Taboca S.A.	Brazil
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nathan Trotter & Co Inc.	United States Of America
Tin	Nippon Filler Metals Ltd	Japan
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Elemetal Refining, Llc	United States Of America
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State Of)
Tin	Poongsan Corporation	Korea (Republic Of)
Tin	Pt Alam Lestari Kencana	Indonesia
Tin	Pt Artha Cipta Langgeng	Indonesia
Tin	Pt Babel Inti Perkasa	Indonesia
Tin	Pt Babel Surya Alam Lestari	Indonesia
Tin	Pt Bangka Kudai Tin	Indonesia
Tin	Pt Bangka Putra Karya	Indonesia
Tin	Pt Bangka Timah Utama Sejahtera	Indonesia
Tin	Pt Bangka Tin Industry	Indonesia
Tin	Pt Belitung Industri Sejahtera	Indonesia
Tin	Pt Billitin Makmur Lestari	Indonesia
Tin	Pt Bukit Timah	Indonesia
Tin	Pt Ds Jaya Abadi	Indonesia
Tin	Pt Eunindo Usaha Mandiri	Indonesia
Tin	Pt Fang Di Multindo	Indonesia

Tin	Pt Hp Metals Indonesia	Indonesia
Tin	Pt Karimun Mining	Indonesia
Tin	Pt Koba Tin	Indonesia
Tin	Pt Mitra Stania Prima	Indonesia
Tin	Pt Panca Mega Persada	Indonesia
Tin	Pt Prima Timah Utama	Indonesia
Tin	Pt Refined Bangka Tin	Indonesia
Tin	Pt Sariwiguna Binasentosa	Indonesia
Tin	Pt Seirama Tin Investment	Indonesia
Tin	Pt Stanindo Inti Perkasa	Indonesia
Tin	Pt Sumber Jaya Indah	Indonesia
Tin	Pt Timah (Persero) Tbk Kundur	Indonesia
Tin	Pt Timah (Persero) Tbk Mentok	Indonesia
Tin	Pt Pelat Timah Nusantara Tbk	Indonesia
Tin	Pt Tinindo Inter Nusa	Indonesia
Tin	Pt Tommy Utama	Indonesia
Tin	Pt Yinchendo Mining Industry	Indonesia
Tin	Rui Da Hung	Taiwan, Province Of China
Tin	Settu Chemical Industry	Unknown
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Tin	Shanghai Yueqiang Metal Products Co., Ltd	China
Tin	Sizer Metals Pte Ltd	Unknown
Tin	Soft Metais Ltda.	Brazil
Tin	Sundwiger Messingwerk Gmbh & Co.Kg	Germany
Tin	Tcc Steel	Korea (Republic Of)
Tin	Tennant Metal Pty Ltd.	Australia
Tin	Thaisarco	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Umicore Sa Business Unit Precious Metals Refining	Belgium
Tin	Univertical International (Suzhou) Co., Ltd	China
Tin	Vishay	United States Of America
Tin	Vqb Mineral And Trading Group Jsc	Viet Nam
Tin	Well-lin Enterprise Co Ltd	China
Tin	Western Australian Mint Trading As The Perth Mint	Australia
Tin	Westfalenzinn	Germany
Tin	White Solder Metalurgia E Mineração Ltda.	Brazil
Tin	Westmetall Gmbh & Co. Kg	Germany
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	China
Tin	Wuxi Yunxi Sanye Solder Factory	China
Tin	Yifeng Tin	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Yuntong Xinye Co., Ltd.	China
Tin	Zhejiang Huangyan Xinqian Electrical	Unknown
Tin	Zhuhai Horyison Solder Co., Ltd.	China

Tin	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tin	Kobe Steel, Ltd.	Unknown
Tin	Nihon Superior Co., Ltd.	Japan
Tin	Cv Venus Inti Perkasa	Indonesia
Tin	Magnu's Minerais Metais E Ligas Ltda.	Brazil
Tin	Pt Tirus Putra Mandiri	Indonesia
Tin	Pt Wahana Perkit Jaya	Indonesia
Tin	Melt Metais E Ligas S.A.	Brazil
Tin	Pt Atd Makmur Mandiri Jaya	Indonesia
Tin	Phoenix Metal Ltd.	Rwanda
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Pt Inti Stania Prima	Indonesia
Tin	Cv Ayi Jaya	Indonesia
Tin	Electro-mechanical Facility Of The Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Nghe Tinh Non-ferrous Metals Joint Stock Company	Viet Nam
Tin	Tuyen Quang Non-ferrous Metals Joint Stock Company	Viet Nam
Tin	Cv Dua Sekawan	Indonesia
Tin	Cv Tiga Sekawan	Indonesia
Tin	Pt Cipta Persada Mulia	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Resind Indústria E Comércio Ltda.	Brazil
Tin	Pt O.M. Indonesia	Indonesia
Tin	Metallo-chimique N.V.	Belgium
Tin	Elmet S.L.U.	Spain
Tin	Pt Bangka Prima Tin	Indonesia
Tin	Pt Sukses Inti Makmur	Indonesia
Tin	An Thai Minerals Co., Ltd.	Viet Nam
Tin	Pt Kijang Jaya Mandiri	Indonesia
Tin	Pt Menara Cipta Mulia	Indonesia
Tin	Huichang Hill Tin Industry Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Gejiu Jinye Mineral Company	China
Tin	Pt Lautan Harmonis Sejahtera	Indonesia
Tin	Tib Chemicals Ag
Tin	Heraeus Group
Tungsten	A.L.M.T. Tungsten Corp.	Japan
Tungsten	Alta Group	United States Of America
Tungsten	Kennametal Huntsville	United States Of America
Tungsten	Axismaterial Limited	Japan
Tungsten	Beijing Zenith Materials	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Cwb Materials	United States Of America
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fort Wayne Wire Die, Inc.	United States Of America
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States Of America
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Kennametal Fallon	United States Of America
Tungsten	Kyoritsu Gokin Co. Ltd	Unknown
Tungsten	Materion	United States Of America
Tungsten	Midwest Tungsten Wire Co.	United States Of America
Tungsten	Nanchang Cemented Carbide Limited Liability Company	China
Tungsten	Plansee	Austria
Tungsten	Sandvik Material Technology	Sweden
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam
Tungsten	Voss Metals Company, Inc.	United States Of America
Tungsten	Wolfram Bergbau Und Hütten Ag	Austria
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	China
Tungsten	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Zhuhai Horyison Solder Co., Ltd.	Unknown
Tungsten	Jiujiang Tanbre Co., Ltd.	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Pobedit, Jsc	Russian Federation
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam
Tungsten	H.C. Starck Tungsten Gmbh	Germany
Tungsten	H.C. Starck Smelting Gmbh & Co. Kg	Germany
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing Llc	Viet Nam
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Niagara Refining Llc	United States Of America
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd.	China
Tungsten	Hydrometallurg, Jsc	Russian Federation
Tungsten	Unecha Refractory Metals Plant	Russian Federation
Tungsten	South-east Nonferrous Metal Company Limited Of Hengyang City	China
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Acl Metais Eireli	Brazil
Tungsten	Woltech Korea Co., Ltd.	Korea (Republic Of)
Tungsten	Moliren Ltd.	Russian Federation

APPENDIX II Country of Origin List2

Australia	Guatemala	Nigeria
Austria	Guinea	Panama
Benin	Guyana	Peru
Bolivia (Plurinational State of)	Honduras	Portugal
Brazil	India	Russia
Burkina Faso	Indonesia	Rwanda
Burundi	Japan	Senegal
Cambodia	Laos	Sierra Leone
Canada	Madagascar	South Africa
Chile	Malaysia	Spain
China	Malaysia	Thailand
Colombia	Mali	Togo
Democratic Republic of Congo	Mexico	Uganda
Ecuador	Mongolia	United States of America
Eritrea	Mozambique	Uzbekistan
Ethiopia	Myanmar	Vietnam
France	Namibia	Zimbabwe
Ghana	Nicaragua

__________________________
2 The CFSI generally does not specify individual countries of origin of the conflict minerals processed by compliant smelters and refiners and thus we were not able to determine with certainty the specific countries of origin of the conflict minerals processed by the listed compliant smelters and refiners. In addition, for some of the listed compliant smelters and refiners, origin information is not disclosed. The list is based on the country of origin data provided to the CFSI for compliant smelters only.